Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-258261) of Kaltura, Inc. of our report dated February 25, 2022, relating to the consolidated financial statements of Kaltura, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

February 25, 2022	/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A member of Ernst & Young Global